Exhibit 99.1

MCEWEN MINING REPORTS Q1 2017 PRODUCTION RESULTS

TORONTO, Apr 18, 2017 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report its consolidated production for Q1 2017 was 20,096 gold ounces and 722,767 silver ounces, or 29,733 gold equivalent ounces(1), using a 75:1 gold to silver ratio.

Consolidated Production Summary

	Q1 ‘17	Q4 ‘16	Q3 ‘16	Q2 ‘16	Q1 ‘16
Gold ounces	20,096	20,337	24,281	27,888	28,975
Silver ounces	722,767	838,768	916,168	875,006	673,767
Gold Eq. ounces	29,733	31,521	36,496	39,555	37,958

Highlights

•                  Achieved gold and silver production in-line with guidance from our two producing mines.

•                  Strong balance sheet: No debt. $52 million(2) in cash, cash equivalents and precious metals. No sales of metal streams, royalties or hedges.

•                  Paid our 4th semi-annual return of capital of ½ cent per common share on February 14th, 2017.

Gold Bar Project, Nevada — Advancing Towards Construction

Permitting for the Gold Bar Project is advancing and remains on schedule to receive a Record of Decision in the third quarter of 2017. The Bureau of Land Management published the Draft Environmental Impact Statement (DEIS) in the Federal Register on March 3rd, 2017 and the 45-day public comment period is now closed for the DEIS. Comments received during the public comment period will be addressed and incorporated in the final Environmental Impact Statement.

San José Mine, Argentina (49%(3)) — Improving Production

Our attributable production from San José in Q1 was 10,366 gold ounces and 716,973 silver ounces, for a total of 19,925 gold equivalent ounces. Compared to the same period in 2016, silver and gold production were up 16% and 7% respectively.

El Gallo Mine, Mexico — Grade to Increase in H2

Production in Q1 was 9,808 gold equivalent ounces, compared to 20,101 gold equivalent ounces during the same period in 2016. Production in Q1 was lower as a result of lower ore grades mined and processed during the quarter. The gold grade mined at El Gallo is projected to increase in the second half of 2017.

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Financial Results

Operating costs for the quarter ended March 31, 2017 will be released with our 10-Q Quarterly Financial Statements in early May. As at March 31, 2017 we are debt-free with liquid assets of $52 million comprised of $28 million of cash, $8 million of precious metals, and $16 million of marketable securities. We have not issued equity to finance our operations since completing a rights issue in 2013, and we have preserved our leverage to higher gold and silver prices by not encumbering our assets with royalties, metal streams or hedges.

M&A - Lexam VG Gold Share Owners Accept Offer

The shareholders of Lexam VG Gold have approved, on April 12, 2017, the plan of arrangement with McEwen Mining, through which McEwen Mining would acquire all of the issued and outstanding shares of Lexam. The TSX has approved the arrangement and McEwen Mining is also applying for approval of the arrangement by the NYSE. Additionally, the transaction requires a final order of the Ontario Superior Court of Justice. A Notice of Application for the final order has been filed and is scheduled to be heard by the Court on April 19, 2017. Closing of the transaction is expected later this month, following receipt of the final court order and all regulatory approvals.

This transaction will provide McEwen Mining a strategic land holding in the important Timmins Gold district of Canada. Timmins is considered one of the major gold districts in the world. The properties being acquired host a large gold resource with a history of past production and interesting high grade gold intercepts.

Footnotes:

(1)         ‘Gold Equivalent Ounces’ are calculated based on a 75:1 gold to silver ratio.

(2)         Figures updated as of April 17, 2017.

(3)         The San José Mine is 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc.

About McEwen Mining (www.mcewenmining.com)

McEwen Mining has the goal to qualify for inclusion in the S&P 500 Index by creating a high growth gold and silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José Mine in Santa Cruz, Argentina (49% interest), the El Gallo Mine and El Gallo Silver project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

McEwen Mining has a total of 300 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 25% of the Company.

Technical Information

The technical contents of this news release has been reviewed and approved by Nathan M. Stubina , Ph.D., P.Eng., FCIM, Managing Director and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts,

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projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647) 258-0395 ext 320 info@mcewenmining.com Website www.mcewenmining.com	Christina McCarthy Director of Corporate Development (647) 258-0395 ext 390 corporatedevelopment@mcewenmining.com Facebook facebook.com/mcewenrob	150 King Street West Suite 2800,P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866) 441-0690 Twitter twitter.com/mcewenmining

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